Exhibit 10.22

DATED:                         2021

SM Midco L.P.

(acting through its general partner,

Dion GP Co. Limited)

and

Candela Medical, Inc.

SHARE FOR SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made the                  day of                 2021.

BETWEEN:

(1)

SM Midco L.P. (the “Vendor”), a limited partnership established in Guernsey with registration number 2864 acting through its general partner, Dion GP Co. Limited a non-cellular company established in Guernsey with registration number 63677 each having their registered office at East Wing Trafalgar Court Les Banques St Peter Port Guernsey GY1 3PP; and

(2)

Candela Medical, Inc., a corporation incorporated in the State of Delaware whose registered office is at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 (the “Purchaser”).

RECITALS:

(A)	The Vendor wishes to sell its Exchange Sale Shares (as defined below) in the Company (as defined below) to the Purchaser and the Purchaser wishes to purchase the same.

(B)

The Vendor and the Purchaser wish the Vendor to receive the Exchange Consideration Shares (as defined below) in consideration for the transfer of its Exchange Sale Shares (as defined below) to the Purchaser upon the terms and subject to the conditions of this agreement.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this agreement the following expressions have the following meanings:

“Company”	means Dion Holdco Limited;

“Exchange Consideration Shares”	means [•] shares of common stock, par value of $0.01 per share, of the Purchaser;

“Exchange Sale Shares”	means 39,922,220.24 ordinary shares of $1.00 each in the capital of the Company; and

“Guernsey”	means the Island of Guernsey.

1.2	The headings to the clauses are for convenience only and have no legal effect.

2.	SALE OF THE EXCHANGE SALE SHARES

The Vendor shall sell all of its legal and beneficial interests in the Exchange Sale Shares to the Purchaser on the terms that they are free from all claims, liens, charges, encumbrances and equities and all other third party rights and the Purchaser shall purchase the Exchange Sale Shares with effect from the date of this agreement.

3.	CONSIDERATION

The consideration for the sale of the Exchange Sale Shares shall be the issue by the Purchaser to the Vendor of the Exchange Consideration Shares credited as fully paid.

4.	EXCHANGE COMPLETION

4.1	Completion of the sale and purchase of the Exchange Sale Shares shall take place immediately following the execution hereof, when:

4.1.1

the Vendor shall deliver to the Purchaser, or procure the delivery to the Purchaser of, a signed and dated share transfer form in respect of the Exchange Sale Shares and evidence that the name of the Purchaser has been entered on the share register of the Company as the owner of the Exchange Sale Shares; and

4.1.2

the Purchaser shall, conditional upon the Vendor complying with its obligations under clause 4.1.1, issue the Exchange Consideration Shares to the Vendor and shall procure that the name of the Vendor is entered into the register of members (or equivalent) of the Purchaser as the holder of the Exchange Consideration Shares.

5.	WARRANTIES OF THE VENDOR

5.1	In consideration of the Purchaser entering into this agreement, the Vendor warrants and represents to the Purchaser as at the date of this agreement that:

5.1.1	it has full power to enter into and perform this agreement;

5.1.2	this agreement constitutes binding obligations on it in accordance with its terms;

5.1.3	it is the sole legal and beneficial owner of the Exchange Sale Shares;

5.1.4	the Exchange Sale Shares are fully paid up;

5.1.5	the Exchange Sale Shares constitute all of the issued and outstanding capital stock of the Company;

5.1.6

there is no encumbrance on, over or affecting the Exchange Sale Shares and there is no agreement or commitment to give or create any encumbrance or negotiations which may lead to such an agreement or commitment and no claim has been made by any person to be entitled to an encumbrance in relation thereto; and

5.1.7

it is entitled to sell and transfer the entire legal and beneficial ownership in the Exchange Sale Shares to the Purchaser and such sale will not result in any breach of or default under any agreement or other obligation binding on it.

The Vendor acknowledges that the Purchaser has entered into this agreement in reliance upon the warranties and representations contained in clause 5.1 above.

6.	WARRANTIES OF THE PURCHASER

6.1	In consideration of the Vendor entering into this agreement, the Purchaser warrants and represents to the Vendor as at the date of this agreement that:

6.1.1	it has full power to enter into and perform this agreement;

6.1.2	this agreement constitutes binding obligations on it in accordance with its terms;

6.1.3

there is no encumbrance on, over or affecting the Exchange Consideration Shares and there is no agreement or commitment to give or create any encumbrance or negotiations which may lead to such an agreement or commitment and no claim has been made by any person to be entitled to an encumbrance in relation thereto;

6.1.4	prior to the issuance of the Exchange Consideration Shares, there are 100 issued and outstanding shares of common stock of the Purchaser; and

6.1.5	it is entitled to issue the Exchange Consideration Shares to the Vendor and such issue will not result in any breach of or default under any agreement or other obligation binding on it.

6.2	The Purchaser acknowledges that the Vendor has entered into this agreement in reliance upon the warranties and representations contained in clause 6.1 above.

7.	MISCELLANEOUS

7.1

This agreement constitutes the entire agreement between the parties with respect to the subject matter of this agreement and shall entirely supersede all agreements, negotiations, statements of intent, warranties or representations whether written or oral made or given prior to the signing hereof.

7.2	This agreement shall be binding on and enure for the benefit of the personal representatives and successors in title of the parties but shall not be assignable.

7.3	This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof.

7.4

Each of the parties hereto undertakes with the other to do, execute, perform or procure to be done executed or performed all such further acts, documents and things as such other or others of them may reasonably require to give effect to this agreement.

7.5	Each party shall bear its own costs for the preparation and implementation of this agreement.

7.6	No variation of this agreement shall be valid unless made in writing and signed by or on behalf of each of the parties to this agreement.

7.7

Any notice to be given pursuant to this agreement shall be given in writing to the party due to receive such notice at its registered office from time to time or such other address as may have been notified to the other parties in accordance with this clause 7.7. Notice shall be delivered personally or sent by first class prepaid recorded delivery or registered post and shall be deemed to have been given in the case of delivery personally on delivery and in the case of posting (in the absence of evidence of earlier receipt) 72 hours after posting.

7.8

This agreement and all non-contractual obligations arising in any way whatsoever out of it or in connection with it shall be governed by and construed in accordance with the laws of Guernsey and the parties hereby submit to the non-exclusive jurisdiction of the Royal Court of Guernsey for the settlement of any dispute arising in connection herewith.

IN WITNESS WHEREOF the Parties have executed this agreement the day and year first above written.

Director For and on behalf of SM Midco L.P. acting through its general partner Dion GP Co. Limited	Director/Authorised signatory For and on behalf of Candela Medical, Inc.

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